AMSC Reports First Quarter Fiscal 2017 Financial Results and Provides Business Outlook
Company to host conference call tomorrow, August 9 at 10:00 am ET

Devens, MA – August 8, 2017 – AMSC (NASDAQ: AMSC), a global solutions provider serving wind and power grid industry leaders, today reported financial results for its first quarter of fiscal 2017 ended June 30, 2017.

Revenues for the first quarter of fiscal 2017 were $8.9 million, compared with $13.3 million for the same period of fiscal 2016. Revenues in both the Wind and Grid segments decreased year-over-year.

AMSC’s net loss for the first quarter of fiscal 2017 increased to $15.3 million, or $0.91 per share, from $10.4 million, or $0.76 per share, for the same period of fiscal 2016. The Company’s non-GAAP net loss for the first quarter of fiscal 2017 was $15.4 million, or $0.92 per share, compared with a non-GAAP net loss of $8.7 million, or $0.64 per share, in the same period of fiscal 2016. Please refer to the financial table below for a reconciliation of GAAP to non-GAAP results.

Cash, cash equivalents and restricted cash on June 30, 2017 totaled $37.7 million, compared with $27.7 million at March 31, 2017.

“Our financial performance in the first quarter was at the top of our expected range,” said Daniel P. McGahn, President and CEO, AMSC. “We remain focused on executing on our objectives for the fiscal year. We understand the changing dynamics of the Indian wind market. We believe that our Wind and Grid segments revenues will improve in the second half of fiscal 2017.”

Business Outlook
For the second quarter ending September 30, 2017, AMSC expects that its revenues will be in the range of $9.0 million to $13.0 million. The Company’s net loss for the second quarter of fiscal 2017 is expected to be less than $14.0 million, or $0.73 per share. The Company's non-GAAP net loss (as defined below) is expected to be less than $13.5 million, or $0.70 per share. The Company expects a cash burn of $7.0 million to $8.0 million in the second quarter of fiscal 2017.

Conference Call Reminder

AMSC Reports Q1FY17 Results	Page 2

In conjunction with this announcement, AMSC management will participate in a conference call with investors beginning at 10:00 a.m. Eastern Time on Wednesday, August 9 to discuss the Company’s financial results and business outlook. Those who wish to listen to the live or archived conference call webcast should visit the “Investors” section of the Company’s website at http://www.amsc.com/investors. The live call also can be accessed by dialing 866-548-4713 and using conference ID 2754180.

About AMSC (NASDAQ: AMSC)
AMSC generates the ideas, technologies and solutions that meet the world’s demand for smarter, cleaner … better energy™. Through its Windtec™ Solutions, AMSC provides wind turbine electronic controls and systems, designs and engineering services that reduce the cost of wind energy. Through its Gridtec™ Solutions, AMSC provides the engineering planning services and advanced grid systems that optimize network reliability, efficiency and performance. The Company’s solutions are now powering gigawatts of renewable energy globally and are enhancing the performance and reliability of power networks in more than a dozen countries. Founded in 1987, AMSC is headquartered near Boston, Massachusetts with operations in Asia, Australia, Europe and North America. For more information, please visit www.amsc.com.

AMSC, Windtec, Gridtec, and Smarter, Cleaner … Better Energy are trademarks or registered trademarks of American Superconductor Corporation. All other brand names, product names, trademarks or service marks belong to their respective holders.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Any statements in this release about our belief that our Wind and Grid segments will generate stronger revenues in the second half of fiscal 2017, our expected financial results for the quarter ending September 30, 2017, our expected cash burn during the quarter ending September 30, 2017, and other statements containing the words "believes," "anticipates," "plans," "expects," "will" and similar expressions, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of our common stock or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to: A significant portion of our revenues are derived from a single customer, Inox; We have a history of operating losses and negative operating cash flows, which may continue in the future and require us to secure additional financing in the future; Our operating results may fluctuate significantly from quarter to quarter and may fall below expectations in any particular fiscal quarter; Our financial condition may have an adverse effect on our customer and supplier relationships; Our success in addressing the wind energy market is dependent on the manufacturers that license our designs; Our success is dependent upon attracting and retaining qualified personnel and our inability to do so could significantly damage our business and prospects; We rely upon third-party suppliers for the components and sub-assemblies of many of our Wind and Grid products, making us vulnerable to supply shortages and price fluctuations; Failure to successfully execute any move of our Devens, Massachusetts manufacturing facility or achieve expected savings following any move could adversely impact our financial performance; We may not realize all of the sales expected from our backlog of orders and contracts; Our success depends upon the commercial use of high temperature superconductor products, which is currently limited, and a widespread commercial market for our products may not develop; Growth of the wind energy market depends largely on the availability and size of government subsidies, economic incentives and legislative programs designed to support the growth of wind energy; We have operations in and depend on sales in emerging markets, including India, and global conditions could negatively affect our operating results or limit our ability to expand our operations outside of these markets; We face risks related to our intellectual property; We face risks related to our legal proceedings; and the important factors discussed under the caption "Risk Factors" in Part 1. Item 1A of our Form 10-K for the fiscal year ended March 31, 2017, and our other reports filed with the SEC. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMSC Reports Q1FY17 Results	Page 3

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended June 30,
	2017	2016
Revenues
Wind	$2,278	$5,675
Grid	6,645	7,670
Total revenues	8,923	13,345

Cost of revenues	13,409	12,482

Gross (loss)/profit	(4,486)	863

Operating expenses:
Research and development	2,717	2,952
Selling, general and administrative	6,138	7,216
Amortization of acquisition related intangibles	13	39
Restructuring	1,339	—
Total operating expenses	10,207	10,207

Operating loss	(14,693)	(9,344)

Change in fair value of derivatives and warrants	925	(678)
Interest expense, net	(10)	(135)
Other (expense) income, net	(1,374)	126
Loss before income tax expense	(15,152)	(10,031)

Income tax expense	100	324

Net loss	$(15,252)	$(10,355)

Net loss per common share
Basic	$(0.91)	$(0.76)
Diluted	$(0.91)	$(0.76)

Weighted average number of common shares outstanding
Basic	16,778	13,676
Diluted	16,778	13,676

AMSC Reports Q1FY17 Results	Page 4

UNAUDITED CONSOLIDATED BALANCE SHEET
(In thousands, except per share data)

	June 30, 2017	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$37,477	$26,784
Accounts receivable, net	7,752	7,956
Inventory	15,639	17,462
Prepaid expenses and other current assets	3,303	2,703
Restricted cash	100	795
Total current assets	64,271	55,700

Property, plant and equipment, net	39,282	43,438
Intangibles, net	192	301
Restricted cash	165	165
Deferred tax assets	426	407
Other assets	267	233
Total assets	$104,603	$100,244

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$14,020	$14,490
Note payable, current portion, net of discount of $19 as of March 31, 2017	—	1,481
Derivative liabilities	998	1,923
Deferred revenue	17,685	14,323
Total current liabilities	32,703	32,217

Deferred revenue	8,249	7,631
Deferred tax liabilities	125	125
Other liabilities	209	45
Total liabilities	41,286	40,018

Stockholders' equity:
Common stock	193	147
Additional paid-in capital	1,035,261	1,017,510
Treasury stock	(1,645)	(1,371)
Accumulated other comprehensive income (loss)	317	(503)
Accumulated deficit	(970,809)	(955,557)
Total stockholders' equity	63,317	60,226
Total liabilities and stockholders' equity	$104,603	$100,244

AMSC Reports Q1FY17 Results	Page 5

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended June 30,
	2017	2016
Cash flows from operating activities:

Net loss	$(15,252)	$(10,355)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	4,345	1,871
Stock-based compensation expense	754	999
Provision for excess and obsolete inventory	250	272
Change in fair value of derivatives and warrants	(925)	678
Non-cash interest expense	19	56
Other non-cash items	718	(307)
Changes in operating asset and liability accounts:
Accounts receivable	319	12,192
Inventory	1,719	(10,750)
Prepaid expenses and other current assets	(273)	1,555
Accounts payable and accrued expenses	(404)	1,650
Deferred revenue	3,300	79
Net cash used in operating activities	(5,430)	(2,060)

Cash flows from investing activities:
Net cash provided by/(used in) investing activities	606	(271)

Cash flows from financing activities:
Net cash provided by/(used in) financing activities	15,105	(1,461)

Effect of exchange rate changes on cash and cash equivalents	412	(327)

Net increase/(decrease) in cash and cash equivalents	10,693	(4,119)
Cash and cash equivalents at beginning of year	26,784	39,330
Cash and cash equivalents at end of year	$37,477	$35,211

AMSC Reports Q1FY17 Results	Page 6

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share data)

	Three Months Ended June 30,
	2017	2016
Net loss	$(15,252)	$(10,355)
Stock-based compensation	754	999
Amortization of acquisition-related intangibles	13	39
Consumption of zero cost-basis inventory	(57)	(158)
Change in fair value of derivatives and warrants	(925)	678
Non-cash interest expense	19	56
Tax effect of adjustments	9	$25
Non-GAAP net loss	$(15,439)	$(8,716)

Non-GAAP net loss per share	$(0.92)	$(0.64)
Weighted average shares outstanding - basic and diluted	16,778	13,676

Reconciliation of Forecast GAAP Net Loss to Non-GAAP Net Loss
(In thousands, except per share data)

Three months ending
September 30, 2017
Net loss	$(14,000)
Stock-based compensation	700
Amortization of acquisition-related intangibles	13
Consumption of zero-cost inventory	(200)
Tax effect of adjustments	32
Non-GAAP net loss	$(13,455)
Non-GAAP net loss per share	$(0.70)
Shares outstanding	19,100

Note: Non-GAAP net loss is defined by the Company as net loss before stock-based compensation; amortization of acquisition-related intangibles; consumption of zero cost-basis inventory; non-cash interest expense; change in fair value of derivatives and warrants; tax effect of adjustments; and other unusual charges. The Company believes non-GAAP net loss assists management and investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding these non-cash, non-recurring or other charges that it does not believe are indicative of its core operating performance. The Company is not able to provide the change in fair value of derivatives and warrants on a forward-looking basis without unreasonable efforts because the calculation for that change is primarily driven by the closing price and volatility of the Company's stock at the end of each fiscal quarter, which cannot be reasonably estimated at this time. The Company does not expect to adjust GAAP net loss for non-cash interest expense in future quarters due to the repayment of the Company’s term loan during the first quarter of fiscal 2017. Actual non-GAAP net loss for the fiscal quarter ending September 30, 2017, including the above adjustments, may differ materially from those forecasted in the table above.
Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures included in this release, however, should be considered in addition to, and not as a substitute for or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of GAAP to non-GAAP net loss is set forth in the table above.

AMSC Reports Q1FY17 Results	Page 7

AMSC Contact:
Brion D. Tanous
AMSC Investor Relations
Phone: 424-634-8592
Email: Brion.Tanous@amsc.com